SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                           GULF COAST OIL & GAS, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

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                           GULF COAST OIL & GAS, INC.

                           5847 San Felipe, Suite 1700
                              Houston, Texas 77057
                                 (713) 821-1731


                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of Gulf Coast Oil & Gas, Inc. (the "Company") to the stockholders of record of the Company's Common Stock (the "Common Stock") at the close of business on July 16, 2008 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of a majority of the Common Stock of the Company. Those stockholders approved, by written consent dated July 16, 2008, an Amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 15,000,000,000 as described herein (the "Amendment").

The Company expects to mail this Information Statement on or before the close of business on September 9, 2008, to security holders entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Amendment will become effective on September 29, 2008, which is twenty (20) days after the date this Information Statement will be first sent to the stockholders.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

Houston, Texas
August 29, 2008

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                                    APPROVAL

As of the Record Date, there were 999,952,788 shares of Common Stock of the Company issued and outstanding and 300,000 shares of Series B Preferred Stock ("Preferred Stock") of the Company issued and outstanding. All holders of shares of Common Stock and Preferred Stock as of the Record Date are entitled to receive this Information Statement. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the Company's stockholders. Each share of Preferred Stock entitles the holder thereof to 15,000 votes on all matters submitted to the Company's stockholders. Stockholders do not have dissenters' rights of appraisal in connection with the Amendment.

The Company is incorporated under the laws of the State of Nevada. Nevada law provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Amendment required the written consent of the holders of a majority of the Company's outstanding voting stock. By written consent dated July 16, 2008, stockholders owning more than a majority of the issued and outstanding shares of voting stock of the Company (the "Consenting Stockholders") authorized and approved the Amendment without a meeting.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation currently authorizes the issuance of a total of 1,100,000,000 shares, composed of 1,000,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of Preferred Stock, par value $0.001 per share. The Amendment will increase the total number of authorized shares to 15,100,000,000, composed of 15,000,000,000 shares of Common Stock, no par value, and 100,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has adopted a resolution approving the Amendment, subject to stockholder approval, to which the Consenting Stockholders agreed. The Amendment will modify Article 2 of the Company's Articles of Incorporation to read as set forth in Annex A.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. Each of the newly authorized shares of Common Stock will have the same rights and privileges as currently authorized Common Stock. The new shares, like the currently authorized shares, will not have preemptive rights.

Current stockholders do not have preemptive rights, which mean they do not have the right to purchase any new issuance of Common Stock in order to maintain their proportionate interests in the Company. Because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in total outstanding shares of authorized Common Stock. This Amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.

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                       INCREASE IN AUTHORIZED COMMON STOCK

The Amendment will increase the authorized shares of Common Stock from 1,000,000,000 to 15,000,000,000. The Company needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance upon conversion of existing convertible securities and exercise of outstanding warrants (see "Outstanding and Issuable Securities" below). The Company is in default under the terms of the documents executed with the holders of its convertible debentures (the "Noteholders"), issued in February and April of 2006, by not having sufficient authorized shares to permit conversion. Pursuant to Forbearance Agreements executed with each of the Noteholders (the "Forbearance Agreements"), the Company has agreed to take all action necessary to increase its authorized common shares from 1,000,000,000 to 15,000,000,000, and to eliminate any par value for the common stock, in order to cure the default. The Company also needs to increase the number of authorized shares of Common Stock in order to have an adequate reserve of Common Stock available for issuance in future equity financings.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes such as raising capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes. It is anticipated that such purposes may include the issuance for cash as a means of obtaining capital for use by the Company, issuance in exchange for debt or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

The Company has no current plan or commitment to issue shares of Common Stock for purposes other than those discussed above or described below in "Outstanding and Issuable Securities".

                       OUTSTANDING AND ISSUABLE SECURITIES

At July 16, 2008, the Company had outstanding 999,952,788 shares of Common Stock, 300,000 shares of Preferred Stock, and the following convertible securities, warrants, options and commitments to issue Company securities:


CONVERTIBLE NOTES

     o $798,002.13 in principal and $233,633.54 in accrued interest under Convertible Notes (the "Notes"). The Notes originally accrued interest at 8% per annum. Pursuant to the Forbearance Agreements, as of June 1, 2008 the interest on the outstanding principal has been increased to 18% and the principal and accrued interest are convertible into shares of Common Stock at a conversion price equal to 75% of the average closing price of Common Stock on the Over-the-Counter Bulletin Board for the 10 trading days immediately preceding the day upon which the Company receives a conversion notice from the Noteholder. Assuming a conversion price of $.0045 per share (a recent closing price of the common stock), the $1,031,635.60 of principal and interest outstanding on the Notes would convert into 229,252,355 shares of Common Stock.

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WARRANTS

     o In February of 2006, the Company issued to one of the Lenders warrants to purchase 30,000,000 shares of common stock at exercise prices ranging from .02 to .06 per share. Pursuant to the Forbearance Agreements, the exercise price of each of these 30,000,000 warrants has been reduced to $.001 per share. The warrants have been amended so that they are exercisable until February 1, 2013.

     o In connection with the Forbearance Agreements, the Company issued to the Noteholders fifteen (15) separate warrants to purchase a total of 24,633,330 shares of Common Stock at exercise prices ranging from $.01 per share to $.03 per share. The warrants are exercisable until June 1, 2015.



                                    PROCEDURE

The Company will file the Amendment with the State of Nevada to make the Amendment effective. It is anticipated that the Amendment will be filed on that date which is 20 days after this Information Statement is first mailed to stockholders or September 29, 2008 (the "Effective Date").

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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 16, 2008, the number and percentage of outstanding shares of Common Stock beneficially owned by executive officers, directors and stockholders owning at least 5% of Common Stock.


                                                                      SHARES
                                                BENEFICIALLY       PERCENTAGE OF
NAME OF OWNER                                      OWNED(1)          CLASS(2)
--------------------------------------------------------------------------------
Rahim Rayani, Chairman of the Board and CEO       6,500,473            .65%

All Named Executive Officers and
  Directors as a Group (1 person)                 6,500,473            .65%

---------------------------

(1) All of the shares are owned directly by Mr. Rayani.
(2) Based on 999,952,778 shares of shares of common stock outstanding as of July 16, 2008



             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holding or otherwise, in the Amendment, which is not shared by all other holders of the Company's Common Stock.

The sole member of the Board of Directors of the Company approved the Amendment by unanimous written consent of the Board of Directors dated July 15, 2008.

No security holder entitled to vote at a shareholder's meeting or by written consent has submitted to the Company a proposal.

                                  OTHER ACTION

No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

                             ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review the Company's electronically filed reports, proxy and information statements on the SEC's internet site at http://www.sec.gov.

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                       BY ORDER OF THE BOARD OF DIRECTORS





                                             By: /S/ RAHIM RAYANI
                                             --------------------
                                             Rahim Rayani
                                             Chairman & Chief Executive Officer
                                             (Principal Executive and
                                              Financial Officer)

Dated:  August 29, 2008














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                                    ANNEX A

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           GULF COAST OIL & GAS, INC.

Article 2 (Shares): The total number of shares of stock which the Corporation shall have authority to issue is 15,100,000,000 shares, composed of 15,000,000,000 shares of common stock, no par value ("Common Stock"), and 100,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").






















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